Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Viracta Therapeutics, Inc. 2021 Equity Incentive Plan, Viracta Therapeutics, Inc. 2011 Employee Stock Purchase Plan, and Viracta Subsidiary, Inc. 2016 Equity Incentive Plan of our report dated March 23, 2021, with respect to the financial statements of Viracta Therapeutics, Inc. included in its Current Report (Form 8-K/A) dated March 23, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

April 2, 2021